UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2005

TLC Vision Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New Brunswick	0-29302	980151150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5280 Solar Drive, Suite 100, Mississauga, Ontario		L4W 5M8
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(905) 602-2020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

The Shareholder Rights Plan Agreement as amended was approved by the shareholders on June 23, 2005 at the Annual and Special Meeting of Shareholders. The original plan expired in November of 2004 and the new plan was adopted on March 4, 2005 and amended June 16, 2005 by the Board of Directors . The Shareholder Rights Plan Agreement as amended, was filed with the Securities and Exchange Commission on June 20, 2005, as Exhibit 99.2 and is incorporated herein as Exhibit 4.1.

Item 8.01 Other Events.

On June 27, 2005 TLC Vision Corporation issued a press release announcing the shareholders approved all items proposed at the Annual and Special Meeting held June 23, 2005. Items approved included the following:

A. Shareholder Rights Plan, as amended.
B. Amendment to the TLCVision’s By-laws to increase the quorum at shareholders’ meetings from not less than 20% to not less than 33 1/3% of the votes entitled to be cast at any such meeting, which is in compliance with NASDAQ listing requirements.
C. Election of all existing members of the Board for another term, and a new Board member, Michael D. DePaolis, O.D.

A copy of the June 27, 2005 press release is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 June 27, 2005 Press Release
Exhibit 4.1 Shareholder Rights Plan Agreement, as amended, was filed with the Securities and Exchange Commission on June 20, 2005, as Exhibit 99.2 and is incorporated herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLC Vision Corporation

June 28, 2005	By:	/s/ Brian Andrew

Name: Brian Andrew
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	June 27, 2005 Press Release